UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2013

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	000-49872	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number including area code: (415) 899-1555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The shareholders of Hennessy Advisors, Inc. (“Hennessy Advisors”) approved the Hennessy Advisors, Inc. 2013 Omnibus Incentive Plan (the “Plan”) at the 2013 Annual Meeting of Shareholders held January 17, 2013 (the “Annual Meeting”). Key terms of the Plan are as follows:

Participation:	Eligible officers or other employees, outside directors and advisors.
Shares Authorized:	The maximum number of shares which may be issued under the Plan is 50% of the outstanding common stock.
Share Counting:	Shares authorized are depleted by number of granted awards of any type, and shares used to pay exercise price of options or withholding taxes do not replenish shares authorized.
Award Types:

• Stock options;

• Stock appreciation rights;

• Performance shares;

• Performance units;

• Restricted stock;

• Restricted stock units;

• Deferred stock rights;

• Dividend equivalent units;

• Annual incentive award;

• Long-term incentive award; and

• Other stock-based awards.

Individual Limits:

Fiscal year limits on awards of:

• options and stock appreciation rights of 50,000 shares;

• restricted stock, restricted stock units and/or deferred stock rights of 50,000 shares;

• performance shares and/or awards of performance units based on the fair market value of common stock of 50,000 shares;

• performance units not based on the fair market value of common stock of $100,000;

• other stock-based awards of 50,000 shares;

• annual incentive awards of $100,000; and

• long-term incentive awards of $100,000.

Key Prohibitions:	• No backdating of options or stock appreciation rights; • No repricing of options or stock appreciation rights; and • No discounted options or stock appreciation rights.

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Amendments:	Material amendments require shareholder approval.
Administration:	Administered by the compensation committee of the Board of Directors of Hennessy Advisors (the “Compensation Committee”).
Change of Control:	“Single trigger” is required for accelerated vesting of equity awards in a change of control in which the awards are assumed or replaced, meaning that the mere change of control occurring might result in accelerated vesting.

The Compensation Committee has discretion to determine the individual employees or group of employees to whom awards will be granted and the terms and conditions of such awards. Hennessy Advisors cannot currently determine the awards that may be granted under the plan. The Compensation Committee will make such determinations from time to time.

The Plan is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on Schedule 14A on December 14, 2012. The description of the Plan set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10 to this Current Report and is incorporated by reference herein.

Item 5.07       Submission of Matters to a Vote of Security Holders

The Annual Meeting was held January 17, 2013. At the Annual Meeting, the following directors were elected for terms expiring at the annual meeting of shareholders to be held in 2014 by the votes indicated:

	For	Withheld	Broker Nonvotes
Neil J. Hennessy	3,127,767	2,400	1,825,732
Teresa M. Nilsen	3,126,967	3,200	1,825,732
Daniel B. Steadman	3,127,767	2,400	1,825,732
Henry Hansel	3,127,767	2,400	1,825,732
Brian A. Hennessy	3,127,767	2,400	1,825,732
Rodger Offenbach	3,127,767	2,400	1,825,732
Daniel G. Libarle	3,127,767	2,400	1,825,732
Thomas L. Seavey	3,127,767	2,400	1,825,732

The following reflects the voting results for matters other than the election of directors brought for vote at the Annual Meeting:

	For	Against	Abstained	Broker Nonvotes
Approval of Hennessy Advisors, Inc. 2013 Omnibus Incentive Plan	3,039,334	83,209	7,624	1,825,732
Ratification of Marcum LLP as Hennessy Advisors’ independent registered public accounting firm	4,951,962	0	3,937	0

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Item 9.01       Financial Statements and Exhibits

Exhibit	Description

10	Hennessy Advisors, Inc. 2013 Omnibus Incentive Plan (incorporated by reference to Appendix A to Hennessy Advisors’ definitive proxy statement on Schedule 14A for the Company’s Annual Meeting of Shareholders held on January 17, 2013 (File No. 000-49872)).

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

January 24, 2013	By:	/s/ Neil J. Hennessy
Neil J. Hennessy President and CEO

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HENNESSY ADVISORS, INC.

Exhibit Index to Current Report on Form 8-K dated January 17, 2013

Exhibit	Description
10	Hennessy Advisors, Inc. 2013 Omnibus Incentive Plan (incorporated by reference to Appendix A to Hennessy Advisors’ definitive proxy statement on Schedule 14A for the Company’s Annual Meeting of Shareholders held on January 17, 2013 (File No. 000-49872))

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